AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

	THIS AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT ("Amendment") is made effective as of the 30th day of
June      2016 (the "Effective Date"), by and between THE BANK
OF NEW YORK MELLON (the "Bank") and DBX ETF TRUST (the "Client"), with respect to each of the funds identified on Attachment 1 hereto, which may be amended, modified or supplemented from time to time (each a "Lender" and collectively the "Lenders").

	WHEREAS, the Client and the Bank have entered into a certain Securities Lending Authorization Agreement dated as of April 29, 2015 (as amended, modified or supplemented from time to time, the "Agreement"); and

      WHEREAS, the Client and the Bank desire to amend the Agreement in certain respects as hereinafter provided:

	NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

	1.	The Agreement is hereby amended by deleting Schedule I
therefrom in its entirety and substituting in lieu thereof a new
Schedule I identical to that which is attached hereto as Exhibit
1.

	2.	The Agreement is hereby amended by deleting Attachment I
therefrom in its entirety and substituting in lieu thereof a new
Attachment I identical to that which is attached hereto as Exhibit
2.


	3.	Except as expressly amended hereby, all of the
provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to "this Agreement" (and all indirect references such as "herein", "hereby", "hereunder" and "hereof") shall be deemed to refer to the Agreement as amended by this Amendment.

		IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


THE BANK OF NEW YORK MELLON


By:/s/ William P. Kelly

Name:	William P. Kelly

Title:	Managing Director

DBX ETF TRUST


By: /s/ Alex Depetris

Name:	Alex Depetris

Title:	Director



By: /s/ Fiona Bassett

Name:	Fiona Bassett

Title:	Managing Director












EXHIBIT 1
to
AMENDMENT TO
 SECURITIES LENDING AUTHORIZATION
which Amendment is made and effective ___June 30th______, 2016 by and between
THE BANK OF NEW YORK MELLON and DBX ETF TRUST, the Client, on behalf of various funds identified therein


SCHEDULE I
 to
SECURITIES LENDING AUTHORIZATION AGREEMENT
Dated April 29, 2015
by and between
THE BANK OF NEW YORK MELLON ("Bank") and DBX ETF TRUST (the
"Client"), on behalf of various funds identified therein (the
"Agreement")

APPROVED INVESTMENTS


In accordance with the Agreement between the Client and the Bank, Cash Collateral received by the Bank on behalf of each Lender shall be held and maintained in a separately managed Cash Collateral Account established and maintained by the Bank for the Lender (the "Cash Collateral Account"), the assets of which shall be invested and reinvested in the:

Daily Assets Fund - Capital Shares (formerly Institutional Class) (DAFXX) until August 1, 2016 when Cash Collateral investments shall be invested in the Deutsche Government Cash Institutional Shares of the Government & Agency Securities Portfolio (DBBXX), a series of the Cash Account Trust ("CAT Gov't. Inst."). The transition into CAT Gov't. Inst. shall be complete by September 30, 2016, and any remaining balance in the Daily Assets Fund on that date would be redeemed and promptly invested into CAT Gov't Inst.


	Agreed to and Approved by Client

                                      By: _/s/ Fiona Bassett
____________	       By: /s/ Alex Depetris______________

                                   Title: _ Fiona Bassett
_____________	     Title: Alex Depetris________________

                                   Date:
____7/5/16__________________    	 Date: _7/5/16_____________________

	Agreed to and Approved by Bank

	By: /s/ William P. Kelly___________

	Title: _ William P. Kelly ___________

	Date: 7/5/16_____________________



EXHIBIT 2
to
AMENDMENT TO
 SECURITIES LENDING AUTHORIZATION
which Amendment is made and effective __June 30th____, 2016 by and between
THE BANK OF NEW YORK MELLON and DBX ETF TRUST, the Client, on behalf of various funds identified therein


ATTACHMENT 1
to
SECURITIES LENDING AUTHORIZATION AGREEMENT
Dated April 29, 2015
by and between
THE BANK OF NEW YORK MELLON ("Bank") and DBX ETF TRUST (the
"Client"), on behalf of various funds identified therein (the
"Agreement")

LIST OF LENDERS

The following is the list of the "Lenders" referred to in the Securities Lending Authorization Agreement dated April 29, 2015, by and between THE BANK OF NEW YORK MELLON ("Bank") and DBX ETF
TRUST, as Client.

Information displayed in the following order:

List of Funds
Ticker
Tax ID

Deutsche X-trackers MSCI All China Equity ETF
CN
61-1733363

Deutsche X-trackers MSCI All World ex US Hedged
Equity ETF
DBAW
35-2487240

Deutsche X-trackers MSCI Asia Pacific ex Japan
Hedged Equity ETF
DBAP
32-0415154

Deutsche X-trackers MSCI Brazil Hedged Equity
ETF
DBBR
27-3674142

Deutsche X-trackers MSCI EAFE Hedged Equity ETF
DBEF
27-3674072

Deutsche X-trackers MSCI Emerging Markets Hedged
Equity ETF
DBEM
27-3673279

Deutsche X-trackers MSCI Eurozone Hedged Equity
ETF
DBEZ
35-2515896

Deutsche X-trackers MSCI Europe Hedged Equity ETF
DBEU
37-1737319

Deutsche X-trackers MSCI Germany Hedged Equity ETF
DBGR
27-3674231

Deutsche X-trackers MSCI Japan Hedged Equity ETF
DBJP
27-3674284

Deutsche X-trackers MSCI Mexico Hedged Equity ETF
DBMX
80-0955471

Deutsche X-trackers MSCI South Korea Hedged Equity ETF
DBKO
80-0958067

Deutsche X-trackers MSCI United Kingdom Hedged
Equity ETF
DBUK
36-4766438

Deutsche X-trackers High Yield Corporate Bond -
Interest Rate Hedged ETF
HYIH
32-0446629

Deutsche X-trackers Investment Grade Bond -
Interest Rate Hedged ETF
IGIH
35-2514120

Deutsche X-trackers Emerging Markets Bond -
Interest Rate Hedged ETF
EMIH
38-3938362

Deutsche X-trackers Dow Jones Hedged
International Real Estate ETF
DBRE
38-3955903

Deutsche X-trackers S&P Hedged Global
Infrastructure ETF
DBIF
61-1754920

Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF
JPN
35-2526331

Deutsche X-trackers MSCI EAFE High Dividend
Yield Hedged Equity ETF
HDEF
38-3970077

Deutsche X-trackers MSCI Emerging Markets High
Dividend Yield Hedged Equity ETF
HDEE
61-1760743

Deutsche X-trackers MSCI Eurozone High Dividend
Yield Hedged Equity ETF
HDEZ
61-1760828

Deutsche X-trackers MSCI All World ex US High
Dividend Yield Hedged Equity ETF
HDAW
35-2532024

Deutsche X-trackers MSCI EAFE Small Cap Hedged
Equity ETF
DBES
35-2531947

Deutsche X-trackers MSCI Australia Hedged Equity
ETF
DBAU
30-0870469

Deutsche X-trackers MSCI Southern Europe Hedged
Equity ETF
DBSE
61-1761215

Deutsche X-trackers MSCI Italy Hedged Equity ETF
DBIT
38-3933474

Deutsche X-trackers MSCI Spain Hedged Equity ETF
DBSP
35-2532025

Deutsche X-trackers Japan JPX-Nikkei 400 Hedged
Equity ETF
JPNH
38-3956117

Deutsche X-trackers CSI 300 China A-Shares
Hedged Equity ETF
ASHX
30-0876187

Deutsche X-trackers MSCI Latin America Pacific
Alliance ETF
PACA
35-2536403

Deutsche X-trackers Russell 1000 Comprehensive
Factor ETF
DEUS
32-0472925

Deutsche X-trackers FTSE Developed ex US
Comprehensive Factor ETF
DEEF
36-4816178

Deutsche X-trackers FTSE Emerging Comprehensive
Factor ETF
DEMG
30-0880494

Deutsche X-trackers Russell 2000 Comprehensive
Factor ETF
DESC
38-4002132

Deutsche X-trackers Barclays International
Treasury Bond Hedged ETF
IGVT
36-4824102

Deutsche X-trackers Barclays International
Corporate Bond Hedged ETF
IFIX
61-1776352


Deutsche X-trackers Barclays International High
Yield Bond Hedged ETF
IHIY
36-4823959